UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

Juniata Valley Financial Corp.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-13232	232235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 436-8211

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on May 5, 2010, Marcie A. Barber will become President and Chief Executive Officer of Juniata Valley Financial Corp. and The Juniata Valley Bank, effective on July 2, 2010.

At the regular meeting of the Corporation’s Board of Directors on June 15, 2010, Marcie A. Barber was appointed to the Board of Directors effective July 2, 2010. The changes in Ms. Barber’s compensation in connection with her appointment as President and Chief Executive Officer were described in the Current Report referenced above. As a non-independent Board member, Ms. Barber will not receive separate compensation for her service on the board and is not expected to be named to any of the committees of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: June 21, 2010

By: /s/       JoAnn McMinn
Name: JoAnn McMinn
Title: SVP, Chief Financial Officer